Joint Filing Agreement

In accordance with Rule 13d-1(k), as promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of Dynasil Corporation of America, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of January 25, 2019.

Dated: January 25, 2019

                                                                                                            Gerald Entine 1988 Family Trust

                                                                                                            By: ______________________________________
                                                                                                                   Steven Entine, in his capacity as trustee

                                                                                                            By: ______________________________________
                                                                                                                   Ruth Nelson, in her capacity as trustee

                                                                                                             __________________________________________
                                                                                                            Steven Entine, in his personal capacity

                                                                                                            __________________________________________
                                                                                                            Ruth Nelson, in her personal capacity